EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-265268) of Centrais Elétricas Brasileiras S.A.—Eletrobras of our report dated April 25, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
Rio de Janeiro, Brazil
April 25, 2024

Exh: 23.1-1